                                                                    Exhibit 10.2

                                      Lease



                                 IRET Properties

                                    Landlord

                                       to

                        Bermans The Leather Experts, Inc.

                                     Tenant




                              Dated: June 21, 2002

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                                TABLE OF CONTENTS

Article 1. Definitions ..................................................    1
        1.1    Adjustment Date ..........................................    1
        1.2    Additional Rent ..........................................    1
        1.3    Alteration ...............................................    1
        1.4    Annual Rent ..............................................    1
        1.5    Capital Repairs ..........................................    1
        1.6    Commencement Date ........................................    1
        1.7    Event of Default .........................................    1
        1.8    First Mortgage ...........................................    1
        1.9    First Mortgagee ..........................................    1
        1.10   Governmental Authorities .................................    1
        1.11   Impositions ..............................................    1
        1.12   Improvement ..............................................    1
        1.13   Insurance Requirements ...................................    2
        1.14   Interest Rate ............................................    2
        1.15   Land .....................................................    2
        1.16   Lease ....................................................    2
        1.17   Legal Requirements .......................................    2
        1.18   Property .................................................    2
        1.19   Restore or Restoration ...................................    2
        1.20   Taking ...................................................    2
        1.21   Tenant Equipment .........................................    2
        1.22   Term .....................................................    3
        1.23   Unavoidable Delays .......................................    3

Article 2. Demise of Property; Term; Extensions of Term .................    3
        2.1    Demise; Initial Term .....................................    3
        2.2    Extensions of Term .......................................    3
        2.3    Early Cancellation .......................................    3

Article 3. Rent .........................................................    3
        3.1    Annual Rent ..............................................    3
        3.2    Determination of Annual Rent .............................    4
        3.3    Adjustment ...............................................    4
        3.4    Payment Address ..........................................    4
        3.5    Net Lease ................................................    4
        3.6    Interest on Overdue Amounts ..............................    4
        3.7    Annual Rent Independent Obligation .......................    4

Article 4. Impositions ..................................................    4
        4.1    Impositions ..............................................    4
        4.2    Tenant Contested Impositions .............................    5
        4.3    Landlord Contested Impositions ...........................    6
        4.4    Other Tax, Assessment, Levy or Charge ....................    7
        4.5    Proof of Payment .........................................    7

                                        i

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
        4.6    Escrow of Impositions .....................................    7

Article 5. Repairs .......................................................    8
        5.1    Capital Repairs and Legal Requirements ....................    8
        5.2    Exterior Repairs and Maintenance ..........................    8
        5.3    No Obligation by Landlord for Repairs .....................    8
        5.4    Capital Repair and Legal Requirements .....................    8
        5.5    Landlord Repair Right .....................................    9
        5.6    Implementation of Repairs .................................   10

Article 6. Insurance .....................................................   10
        6.1    Casualty Insurance ........................................   10
        6.2    Additional Insurance Requirements .........................   10
        6.3    Refund of Unused Premium ..................................   11
        6.4    Tenant's Insurance ........................................   12
        6.5    Rental Interruption Insurance .............................   12

Article 7. Damage to or Destruction of the Improvement ...................   12
        7.1    Restoration ...............................................   12
        7.2    Insurance Proceeds ........................................   12
        7.3    No Abatement or Termination ...............................   12
        7.4    Termination of Lease ......................................   13
        7.5    Mutual Release ............................................   13

Article 8. Condemnation ..................................................   13
        8.1    Total Taking ..............................................   13
        8.2    Partial Taking ............................................   14
        8.3    Determination of Total Taking .............................   14

Article 9. Alterations ...................................................   14
        9.1    General ...................................................   14
        9.2    Consent Required ..........................................   14
        9.3    Performance ...............................................   15
        9.4    Permits ...................................................   16
        9.5    No Request or Consent by Landlord .........................   16
        9.6    Notice of Non-Responsibility ..............................   16

Article 10. Discharge of Liens ...........................................   16

Article 11. Use of Property ..............................................   16

Article 12. Entry on Property by Landlord ................................   17

Article 13. Intentionally Omitted ........................................   17

Article 14. Indemnification ..............................................   17
        14.1   Indemnification ...........................................   17
        14.2   Survival ..................................................   17

Article 15. Transfers .....................................................   17
        15.1   By Landlord ................................................   17
        15.2   By Tenant ..................................................   17

Article 16. Estoppel Certificates .........................................   19

Article 17. Default .......................................................   19
        17.1   Events of Default; Termination .............................   19
        17.2   Repossession ...............................................   20
        17.3   Reletting ..................................................   20
        17.4   Survival of Obligations; Current Damages ...................   20
        17.5   No Waiver ..................................................   21
        17.6   Attorney Fees; Survival ....................................   21

Article 18. Surrender of the Property .....................................   21
        18.1   Surrender ..................................................   21
        18.2   Removal of Tenant Equipment ................................   21
        18.3   Survival ...................................................   21

Article 19. No Merger of Title ............................................   22

Article 20. Quiet Enjoyment ...............................................   22

Article 21. Performance for Tenant ........................................   22
        21.1   Performance ................................................   22
        21.2   Payment ....................................................   22
        21.3   Survival ...................................................   22

Article 22. Notices .......................................................   22

Article 23. Contests ......................................................   23
        23.1   Contest; Conditions ........................................   23
        23.2   All Such Contests ..........................................   24

Article 24. Tenant's Right to Cure Defaults Under First Mortgage ..........   24

Article 25. Subordination and Non-Disturbance .............................   24

Article 26. Miscellaneous .................................................   24
        26.1   Consent ....................................................   24
        26.2   Short Form Lease ...........................................   25
        26.3   Miscellaneous ..............................................   25
        26.4   Arbitration of Disputes ....................................   25

Exhibit A - Legal Description
Exhibit B - Tenant Equipment List

                                       iii

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                                      LEASE

     This Lease is made and entered into as of the 21st day of June, 2002, by and between IRET Properties, a North Dakota limited partnership ("Landlord") and Bermans The Leather Experts, Inc., a Delaware corporation ("Tenant").

                             Article 1. Definitions

     The following terms shall have the meanings set forth in this Article:

     1.1 Adjustment Date. Each anniversary of the Commencement Date shall be an Adjustment Date.

     1.2  Additional Rent. As defined in Section 3.5.

     1.3 Alteration. Construction, reconstruction, replacement, repairs, renewals, alterations, changes, additions, improvements and demolitions of or to the Improvement and all excavations at any time made or to be made in, or on about the Land.

     1.4  Annual Rent. The Annual Rent at the per annum rate provided for in
Section 3.2, as adjusted pursuant to Article 3 or as otherwise adjusted pursuant to this Lease.

     1.5  Capital Repairs. As defined in Section 5.1.

     1.6 Commencement Date. The date of commencement of the Term hereof, which shall be the date first above written.

     1.7  Event of Default. As defined in Section 17.1.

     1.8 First Mortgage. Any first mortgage or deed of trust (together with the notes secured thereby and security instruments collateral thereto) of record now or hereafter placed against the Property by Landlord, any increase, amendment, extension, refinancing or recasting of a First Mortgage. For the purposes hereof, a First Mortgage shall be deemed to continue in effect after foreclosure thereof and during any period of redemption therefrom.

     1.9 First Mortgagee. The holder from time to time of the First Mortgage, including such holder during any period of redemption following the foreclosure of the First Mortgage.

     1.10 Governmental Authorities. All federal, state, county, municipal and local governments having jurisdiction over the Property.

     1.11 Impositions. As defined in Section 4.1.

     1.12 Improvement. The building, fixtures and other improvements now located on the Land and all alterations and additions thereto and replacements thereof, including by reason of Restoration, but excluding in any event the Tenant Equipment. All Improvements shall be and remain the property of Landlord, subject to this Lease.

     1.13 Insurance Requirements. All terms of any insurance policy covering or applicable to the Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Property or any part thereof or any use or condition of the Property or any part thereof.

     1.14 Interest Rate. The simple per annum interest rate equal to the lesser of (a) the prime rate, plus 2% (two percent) and (b) the maximum lawful rate of interest, but in any event not less than 10.5% (ten and one-half percent). As used herein, the "prime rate" means the rate of interest published from time to time as the "Prime Rate" in the Wall Street Journal under the heading Money Rates; provided, however, that (i) if more than one such rate is published therein the prime rate shall be the highest such rate and (ii) if such rate is no longer published in the Wall Street Journal or is otherwise unavailable, the prime rate shall be a substantially comparable index of short term loan interest rates charged by banks to corporate borrowers selected by Landlord and approved by Tenant, such approval not to be unreasonably withheld.

     1.15 Land. The land, but not any Improvement or any other building, structure or other improvement, legally described on Exhibit A, and all easements, appurtenances and hereditaments thereto.

     1.16 Lease. This Lease, including the following exhibits attached hereto and made a part hereof:

                 Exhibit A:   Legal Description of the Land
                 Exhibit B:   Tenant Equipment List

     1.17 Legal Requirements. All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, directions and requirements of all Governmental Authorities which now or at any time hereafter may be applicable to or required in connection with the Property or any part thereof, or any use or condition of the Property or any part thereof.

     1.18 Property. The Land and the Improvement, collectively.

     1.19 Restore or Restoration. The repair, restoration or rebuilding of the Property or any part thereof following any Taking, damage to or destruction of the same as nearly possible to its size, type and character immediately prior to such Taking, damage or destruction, in accordance with all Legal Requirements and Insurance Requirements, with such Alterations as may be determined by Tenant consistent with the provisions of Article 9, together with any temporary repairs and property protection pending completion of the work.

     1.20 Taking. A taking of all or any part of the Property, or any interest therein or right accruing thereto, including, without limitation, any right of access thereto existing on the date of this Lease, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain. The Taking shall be deemed to occur on the date on which the condemning authority takes possession.

     1.21 Tenant Equipment. All trade fixtures and other special equipment, machinery and personal property now or hereafter installed or located on the Land or in the Improvement and primarily used for the business conducted from time to time at the Property, including without limitation the items listed on Exhibit B.

     1.22 Term. The initial term of this Lease as provided in Section 2.1 and any extension thereof resulting from Tenant's exercise of the extension option granted under Section 2.2.

     1.23 Unavoidable Delays. Acts of God, casualties, war, civil commotion, embargo, riots, strikes, unavailability of materials (but not unavailability of funds) and any other events which are not within the reasonable control of the party in question to prevent, control or correct.

             Article 2. Demise of Property; Term; Extensions of Term

     2.1 Demise; Initial Term. Landlord, for and in consideration of the rents hereinafter reserved and the covenants and agreements hereinafter contained on the part of Tenant to be paid, kept and performed, does hereby demise and lease to Tenant, and Tenant does hereby take and hire, upon and subject to the terms and conditions herein set forth, the Property for an initial Term commencing on the Commencement Date and ending fifteen (15) years thereafter, subject to extension or sooner termination as provided in this Lease.

     2.2 Extensions of Term. Tenant is hereby granted the option to extend the Term of this Lease for one (1) period of five (5) years, upon the same terms and conditions as applicable during the initial Term. Tenant's option to extend the Term shall be exercised by giving Landlord written notice thereof not less than six (6) months prior to the expiration of the initial Term. Said extension period shall constitute an extension of the Term, so that this Lease and each and every covenant, agreement and provision thereof shall be and remain in full force and effect during the Term as extended and with the same force and effect as if the Term were originally for such extended period.

     2.3 Early Cancellation. Tenant may, at its election, at any time upon at least twelve (12) months prior notice to Landlord, cancel this Lease and the Term, which cancellation shall be effective as of the day prior to the tenth anniversary of the Commencement Date. Tenant shall, at least thirty (30) days prior to said cancellation effective date, pay to Landlord at the same address as in effect for the payment of Annual Rent a cancellation fee of $500,000.00. On said cancellation effective date, this Lease and the Term shall expire with the same effect as if said date were the originally scheduled expiration of the Term.

                                 Article 3. Rent

     3.1 Annual Rent. Throughout the Term, Tenant covenants and agrees to pay to Landlord, without demand, setoff or abatement except as provided in this Lease, the Annual Rent at the per annum rate set forth in Section 3.2, as adjusted in accordance with the provisions of this Lease. The Annual Rent determined as of each Adjustment Date shall be effective until again adjusted in accordance with the provisions of this Lease. The Annual Rent shall be payable in equal installments of 1/12th of the Annual Rent in advance on the first day of each calendar month included in the Term, and at that rate payable in advance for any portion of a calendar month at the commencement or the end of the Term.

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     3.2  Determination of Annual Rent. Subject to adjustment in accordance with the provisions of this Lease, the Annual Rent for the period commencing on the Commencement Date and continuing until the first Adjustment Date, shall be at the per annum rate equal to $1,365,000.00.

     3.3 Adjustment. As of each Adjustment Date during the Term (including as of the commencement of the extended term pursuant to Section 2.2), the amount of the Annual Rent shall be increased by an amount equal to two and one-half percent (2.50%) of the Annual Rent in effect immediately prior to the Adjustment Date in question.

     3.4 Payment Address. All Annual Rent shall be paid by Tenant to Landlord at the address of Landlord set forth in Article 22, or to such other address as Landlord may direct by notice to Tenant.

     3.5 Net Lease. Except as otherwise provided in this Lease, the Annual Rent shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Annual Rent at the rate specified above in each year of the Term of this Lease and that all Impositions, insurance premiums, utility charges, maintenance, repair, Capital Repair, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Property which may arise or become due during the Term shall be paid or discharged by Tenant, in each case except as otherwise provided in this Lease. In the event Tenant fails to pay or discharge any of such expenses which it is obligated to pay or discharge (all such items being sometimes hereinafter collectively referred to as "Additional Rent"), Landlord may exercise its remedies under Article 21

     3.6 Interest on Overdue Amounts. Any installment of Annual Rent, Additional Rent or other charges to be paid by Tenant accruing under the provisions of this Lease, which shall not be paid within five (5) days after its due date, shall bear interest at the Interest Rate from the date when the same is due until the same shall be paid.

     3.7 Annual Rent Independent Obligation. Tenant's covenants to pay the Annual Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. Annual Rent and Additional Rent are sometimes collectively referred to as "rent." Except as otherwise provided in this Lease, rent shall be payable without deduction, offset, prior notice or demand, in lawful money of the United States.

                             Article 4. Impositions

     4.1 Impositions. Tenant covenants and agrees to pay during the Term, as Additional Rent, before any fine, penalty, additional interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, charges for public utilities furnished to the Property or chargeable against the Property, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services, street lighting, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Property are now subject) incurred in the use, occupancy, operation, leasing or possession of the Property, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as "Impositions"), which at any time during the Term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Property, or any portion thereof, or any appurtenance thereto, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Property, to the extent such Impositions are due and payable during the Term. Tenant shall pay all special (or similar) assessments for public improvements or benefits which, during the Term, shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Property, or any portion thereof to the extent installments of such Impositions are due and payable during the Term. Tenant shall pay all special assessments or installments thereof (including interest accrued thereon), whether heretofore or hereafter laid, assessed, levied or imposed upon the Property, or any portion thereof, which are due and payable during the Term. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Property, or any portion thereof, which are due and payable during the Term. Provisions herein to the contrary notwithstanding, Landlord shall pay that portion of the real estate taxes and installments of special assessments due and payable in respect to the Property during the year which the Term ends which the number of days in said year not within the Term bears to 365, and Tenant shall pay the balance of said real estate taxes and installments of special assessments during said year. Further, with respect to special assessments or other Impositions of a capital nature, Tenant shall only be responsible for the payment of the amount of special assessments that would be payable had Landlord elected to pay such special assessments over the greatest number of installments allowed by the taxing authority, at the interest rate offered by the taxing authority, provided that in the case of special assessments or other Impositions of a capital nature where there is no such election available to Landlord, Tenant may at its election by notice to Landlord require the same to be paid by Landlord when due, and then amortize the same, together with interest thereon at the rate of ten and one-half percent (10.5%), on a level monthly payment basis over a period equal to twenty (20) years or the reasonably estimated practical useful life of the improvement, whichever is less. Tenant shall be obligated during the Term to pay the monthly amortization amount to Landlord each month during the amortization period as Additional Rent.

     4.2  Tenant Contested Impositions.

          (a) Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 4.1 hereof, Tenant may postpone or defer payment of such Imposition if (i) neither the Property nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost, and (ii) if Landlord reasonably deems itself insecure, Tenant shall have deposited with

Landlord cash or a certificate of deposit payable to Landlord issued by a national bank or federal savings and loan association letter of credit or other security reasonably acceptable to Landlord, in the amount of the Imposition so contested and unpaid, together with all interest and penalties which may accrue in Landlord's reasonable judgment in connection therewith, and all charges that may or might be assessed against or become a charge on the Property, or any portion thereof, as a result of and during the pendency of such proceedings.

          (b) If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, within twenty (20) days after demand of Landlord, make additional deposits of such additional security as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits and if Landlord's interest in the Property is in imminent danger of forfeiture or loss, then the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including attorneys' fees) and other liability (including costs reasonably incurred by Landlord) accruing in any such proceedings.

          (c) Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorneys' fees, interest, penalties, fines and other liability in connection therewith, and upon such payment Landlord shall return all security deposited with it with respect to the contest of such Imposition, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds or other security on deposit with Landlord and the balance, if any, shall be returned to Tenant, together with in each case described above all interest or other earnings thereon. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant.

          (d) Landlord shall not be required to join in any proceedings referred to in this Section 4.2, unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorneys' fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorneys' fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment.

     4.3 Landlord Contested Impositions. In addition to the right of Tenant under Section 4.2 hereof to contest the amount or validity of Impositions, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions not contested by Tenant, by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Impositions, such contests by Landlord shall be at Landlord's expense, provided, however, that if the amounts payable by Tenant for Impositions are reduced by reason of

Landlord's contest of Impositions, Tenant shall reimburse Landlord for costs reasonably incurred by Landlord in contesting Impositions, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Impositions. If Landlord contests any Imposition, as aforesaid, Tenant will have the option to require Landlord to engage counsel which will undertake the contest at an hourly rate, in which event Tenant agrees to pay the fees of such counsel, whether or not the contest is successful. If any contest by Landlord results in any increase in Impositions, then Landlord, and not Tenant, shall pay the incremental increase resulting from such contest.

     4.4 Other Tax, Assessment, Levy or Charge. If, at any time during the term of this Lease, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Annual Rent or Additional Rent, or on the Property or on the value of the Property, or any portion thereof, a sales or use tax, or other tax on the rents received therefrom, Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease otherwise expressly provided and, in any event, for any Imposition which is assessed or imposed on a progressive rate structure (that is, with a higher rate of tax as the amount or value of the income or property increases), Tenant shall only be obligated to pay the amount that would be payable if the Imposition were limited to the rent payable under this Lease or to the Property and Landlord shall pay the balance. Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal income or excess profits taxes assessed against Landlord, or any municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation or other entity franchise taxes imposed upon any corporate or other entity owner of the fee of the Property.

     4.5 Proof of Payment. Tenant shall furnish Landlord, upon Landlord's request and not more than three (3) times per calendar year, official receipts of the appropriate taxing authority, cancelled checks or other appropriate proof satisfactory to Landlord, evidencing the payment of any Imposition or other tax, assessment, levy or charge payable by Tenant hereunder. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition or other tax, assessment, levy or charge may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

     4.6 Escrow of Impositions. If an Event of Default has occurred based on the non-payment of Annual Rent or Additional Rent, at Landlord's written demand and for so long as such Event of Default continues, Tenant shall pay to Landlord the known or estimated yearly real estate taxes and assessments payable with respect to the Property in monthly payments equal to one-twelfth of the known or estimated yearly real estate taxes and assessments next payable with respect to the Property. From time to time Landlord may re-estimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this Section shall exceed the amount of payments necessary for said taxes and assessments, such excess shall be credited on subsequent monthly payments of the same nature, but if the total of such monthly payments so made under this paragraph shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency. Landlord shall pay the real estate taxes and installments of special assessments for which the escrow payments have been made by Tenant as and when the same become due and payable. Payment by Tenant of real estate taxes and assessments under this Section shall be considered as performance of such obligation under the provisions of Section 4.1.

                               Article 5. Repairs

     5.1 Capital Repairs and Legal Requirements. Tenant, at its sole cost and expense and except as provided in Section 5.4 below, throughout the Term, shall take good care of the Property (including any improvements hereafter erected or installed at the Property), and shall keep the same in good order, condition and repair, shall make and perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article 5, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments, excluding Capital Repairs and Legal Requirements. All repairs made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all Legal Requirements. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for Improvements of similar construction and class, provided that Tenant shall in all events make any repairs necessary to avoid any structural damage or other damage or injury to the Improvements.

     5.2 Exterior Repairs and Maintenance. Tenant, at its sole cost and expense and except as provided in Section 5.4 below, shall take good care of, repair and maintain all driveways, pathways, roadways, sidewalks, curbs, spur tracks, parking areas, loading areas, landscaped areas, entrances and passageways in good order and repair and shall promptly remove all accumulated snow, ice and debris from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways, and keep all portions of the Property, including areas appurtenant thereto, in a clean and orderly condition free of snow, ice, dirt, rubbish, debris and unlawful obstructions.

     5.3 No Obligation by Landlord for Repairs. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Land or any Improvements hereafter erected thereon, except as provided in Section 5.4. Except as otherwise provided in this Lease, Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Property, and all Improvements hereafter erected thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Property or Improvements hereafter erected thereon at Landlord's expense.

     5.4  Capital Repair and Legal Requirements.

     (a) As used herein, the term "Capital Repair" means any repair, replacement and improvement, including any Alteration necessary to comply with Legal Requirements, which would be capitalized under generally accepted accounting principles in the United States, excluding all repairs to the Property to the extent made necessary by any intentional misuse during the Term by Tenant or any of its officers, employees, or subtenants.

     (b) Except in the case of emergency, Tenant shall not make any Capital Repairs without first obtaining Landlord's prior written consent, which consent with respect to Capital Repairs commenced during the last year of the Term, Landlord may withhold in its sole discretion. With respect to any Capital Repair as to which Landlord withholds its consent or attaches conditions thereto (i) Tenant may nonetheless proceed with the Capital Repair if (A) it notifies Landlord that it will pay for the same without contribution from Landlord, subject to Tenant's prevailing in any arbitration as to whether Landlord improperly withheld or conditioned its consent and (B) obtains Landlord's consent as to the manner in which the Capital Repair will be implemented, if and to the extent such consent is required under Section 9.2, (ii) Tenant may dispute Landlord's withholding of consent or the conditions attached thereto pursuant to arbitration under Section 26.4, and (iii) Tenant shall not have any, and Landlord shall assume all, liability and responsibility for the proposed Capital Repair (including any increased cost of repair and maintenance that results from the failure or unreasonable delay in effecting the Capital Repair) if Landlord improperly withholds or conditions its consent or withholds consent during the last year of the Term in its sole discretion.

     (c) All Capital Repairs shall be paid by Landlord, either by payment to Tenant or as Tenant may direct, during the course of the work upon written application from Tenant made not more often than monthly. The application shall be accompanied by evidence reasonably satisfactory to Landlord that the amount requested is then due and payable along with the written agreement of any Guarantor of this Lease to guarantee Amortization Amount. Upon completion of the work and final payment by Landlord, the full cost so paid by Landlord, together with interest thereon from the date of payment by Landlord at the lowest commercially reasonable rate, but in any event not less than ten and one/half percent (10.5%) nor more than twelve and one-half percent (12.5%), shall be amortized over the useful life of the Capital Repair in equal monthly installments of principal and interest (the "Amortization Installments"). Commencing on the first day of the month thereafter and continuing during the Term (including any extension thereof) or until the end of the amortization period, whichever first occurs, Tenant shall pay to Landlord, as additional rent, on the same date and in the same manner as monthly installments of Annual Rent, the Amortization Installments, prorated for any partial month at the end of the Term.

     5.5 Landlord Repair Right. If Tenant should fail to perform any of its obligations under this Article 5 within thirty (30) days, or such longer period as may be appropriate provided such performance is promptly commenced and thereafter prosecuted to completion with reasonable diligence, of receipt of written notice from Landlord of such failure to perform hereunder, then Landlord may, if it so elects, in addition to any other remedies provided herein, effect such repairs, maintenance or Capital Repairs, pursuant to Article 21, provided that Capital Repairs shall be paid by Landlord, with the amortization period commencing upon completion thereof and full payment therefor by Landlord, subject to payment by Tenant of the Amortization Installments in respect thereof in accordance with Section 5.4(c).

     5.6 Implementation of Repairs. All repairs, including Capital Repairs whether effected by Landlord or Tenant, shall be (a) made in accordance with the provisions of Article 9 and other applicable provisions of this Lease, (b) equal in quality and class to the original work, (c) effected with all due diligence and in a workmanlike manner, and (d) except for Capital Repairs, promptly and fully paid for by Tenant. Tenant will do all shoring of foundations and walls of any building or other improvements or of the ground adjacent thereto and every other act necessary or appropriate for the preservation and safety of the Property by reason of or in connection with any excavation or other building operation upon the Property or any adjoining property, whether or not the owner of the Property shall, by any Legal Requirement, be required to take such action or be liable for failure to do so.

                              Article 6. Insurance

     6.1 Casualty Insurance. Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the Term of this Lease, commencing with the date that rental (full or partial) commences, policies of insurance covering the Improvements constructed, installed or located on the Property naming the Landlord, as an additional insured, against
(a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for flood if the Property is in a designated flood or flood insurance area; (d) loss for damage by earthquake if the Property is located in an earthquake-prone area; (e) loss from so-called explosion, collapse and underground hazards; and
(f) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against, and which are available at commercially reasonable rates, with respect to Improvements similar in construction, design, general location, use and occupancy to the Improvements at the Property. At all times, such insurance coverage shall be in an amount equal to 100% of the then "full replacement cost" of the Improvements at the Property. "Full Replacement Cost" shall be interpreted to mean the cost of replacing the Improvements, exclusive of excavations, footings and foundations below the lowest floor level, without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance shall be procured and continuously maintained by Tenant at Tenant's sole cost and expense.

     6.2 Additional Insurance Requirements. During the Term of this Lease, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect the following insurance coverage:

          (a) Commercial general liability insurance against any loss, liability or damage on, about or relating to the Property, or any portion thereof, with limits of not less than Two Million Dollars ($2,000,000.00) combined single limit, per occurrence and aggregate, coverage on an occurrence basis in any combination of base and excess coverage limits. Any such insurance obtained and maintained by Tenant shall name Landlord as an additional insured therein and shall be obtained and maintained from and with a reputable and financially sound insurance company with an A.M. Best rating of at least A-; X and authorized to issue such insurance in the state in which the Property is located. Such insurance shall specifically insure for covered risks (by contractual liability endorsement) Tenant's obligations under Article 14 of this Lease.

          (b) Boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, provided the Improvement contains a boiler or other pressure vessel or pressure pipes. Landlord shall be named as an additional insured in such policy or policies of insurance.

          (c) Such other insurance and in such amounts as may from time to time be reasonably required by Landlord, against other insurable hazards which at the time are customarily insured against, and which are available at commercially reasonable rates, in the case of property and/or buildings or improvements similar in construction, design, general location, use and occupancy to the Improvements.

          (d) The insurance set forth in this Article 6 shall be maintained by Tenant at not less than the limits set forth herein until reasonably required to be changed from time to time by Landlord, in writing, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so required by Landlord to the extent so customarily insured and available at commercially reasonable rates.

          (e) All policies of insurance required by Sections 6.1, 6.2(b), and, as applicable, 6.2(c) shall provide that the proceeds thereof shall be payable to Landlord and if Landlord so requests shall also be payable to any contract purchaser of the Property and the holder of any mortgages now or hereafter becoming a lien on the fee of the Property, or any portion thereof, as the interest of such purchaser or holder appears pursuant to a standard named insured or mortgagee clause. Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1 or 6.2 hereof, unless Landlord is named therein as an additional insured with loss payable as in 6.1 and 6.2. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same.

          (f) Each policy required under this Article 6 shall provide by endorsement or otherwise (i) that such policy shall not be cancelled or materially changed without at least 30 days prior written notice to Landlord, and (ii) that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenant. Certificates of insurance shall be in a form reasonably acceptable to Landlord, shall be delivered to Landlord upon commencement of the Term and prior to expiration of such policy, new certificates of insurance, shall be delivered to Landlord not less than twenty (20) days prior to the expiration of the then current policy term.

          (g) Any insurance required under this Article 6 may be carried on a blanket policy basis.

     6.3 Refund of Unused Premium. Upon expiration of the term of this Lease, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by

Tenant shall, subject to the provisions of Article 6 hereof, be payable to Tenant, provided that there shall not then exist a monetary Event of Default.

     6.4 Tenant's Insurance. Proceeds of any insurance carried by Tenant on the Tenant Equipment or any other property of Tenant shall be payable directly to Tenant and Tenant shall have the exclusive right to adjust and settle losses with respect thereto.

     6.5 Rental Interruption Insurance. Tenant at its cost shall procure and maintain rental interruption insurance covering the Annual Rent, Impositions (including any amount then being amortized pursuant to Section 4.1) and Amortization Installments for a period of twelve (12) months and insuring the same risks as the policy carried under Section 6.1 and naming Landlord as an insured as its interest may appear.

             Article 7. Damage to or Destruction of the Improvement

     7.1 Restoration. In case of any material damage to or destruction of the Property or any part thereof, Tenant shall give notice thereof to Landlord and unless this Lease is terminated pursuant to Section 7.4, Tenant shall promptly and with all diligence at Landlord's expense, commence and complete Restoration, all in accordance with plans and specifications therefor first approved in writing by Landlord. Unless Landlord otherwise consents, the replacement building(s) to be constructed shall have a usable area which is not less than the usable area of the Improvement, and shall be of a quality not less than the quality of the Improvement, as the same existed immediately prior to such damage or destruction.

     7.2 Insurance Proceeds. Except to the extent that the First Mortgagee requires application of insurance proceeds for purposes other than Restoration, insurance proceeds received by the First Mortgagee or Landlord in accordance with Section 6.3 on account of any damage to or destruction of the Property or any part thereof shall be paid to Tenant or as Tenant may direct, from time to time as Restoration progresses, to pay or reimburse Tenant for the cost of Restoration, upon written request of Tenant accompanied by evidence reasonably satisfactory to Landlord that an amount equal to the amount requested is then due and payable. If the First Mortgagee requires application of insurance proceeds for purposes other than Restoration or if there otherwise insufficient insurance proceeds (except and to the extent such insufficiency is a result of Tenant's breach of its insurance obligations under Article 6), Landlord shall from time to time make available additional amounts to Tenant which shall be applied to Restoration in accordance with the terms and conditions of the immediately preceding sentence. Once Restoration has been completed and the cost thereof paid in full, and that there are no mechanic's or similar liens for labor or materials supplied in connection therewith, the balance, if any, of such insurance proceeds shall be paid to Landlord, without reduction in Annual Rent. Upon the expiration or sooner termination of this Lease, any insurance proceeds not theretofore applied to the cost of Restoration shall be paid to Landlord.

     7.3 No Abatement or Termination. Except as otherwise provided in this Lease, no destruction of or damage to the Property, or any part thereof, whether such damage or destruction be partial or total or otherwise, shall entitle or permit Tenant to surrender or terminate this Lease or shall relieve Tenant from its liability to pay in full the Annual Rent and other sums and charges payable by Tenant hereunder, or from any of its other obligations under this Lease, and, except as otherwise provided in this Lease, Tenant hereby waives any rights now or hereafter conferred upon it by statute or otherwise to surrender this Lease or quit or surrender the Property or any part thereof, or to receive any suspension, diminution, abatement or reduction of the Annual Rent or other sums and charges payable by Tenant hereunder on account of any such destruction or damage. Notwithstanding the foregoing, if any damage or destruction occurs while a policy of rental interruption insurance meeting the requirements of Section 6.5 is in effect and such damage or destruction materially adversely affects Tenant's ability to use the Property for its intended purpose or shall otherwise make the Property unusable (including, and regardless of the extent of the damage, if the same may not be used by reason of any order or directive of any governmental authority), then (a) if Tenant continues to occupy the Property, the Annual Rent and the obligations for Impositions and Amortization Installments shall be reduced by a fair and equitable amount from the date of such damage or destruction until substantial completion of Restoration and (b) if Tenant does not continue to occupy the Property, Annual Rent and the obligations for Impositions and Amortization Installments shall abate in its entirety from the date of such discontinuance until Tenant again occupies and begins to conduct business at the Property or fifteen days after substantial completion of Restoration, whichever first occurs.

     7.4 Termination of Lease. In case of any damage or destruction which occurs during the last three (3) years of the Term in respect of which the cost of Restoration is reasonably estimated by Landlord to exceed fifty percent (50%) of the replacement cost of the entire Improvement, then either Landlord or Tenant may terminate this Lease upon written notice to the other given within sixty (60) days after such damage or destruction occurs, which termination shall be effective on the date such notice is given, provided that Tenant may nullify Landlord's termination, if given during the Initial Term, by exercise of its extension option under Section 2.2 within twenty (20) days after Landlord gives its termination notice or by the expiration of said sixty (60) day period, whichever is later. In case of any such termination, neither party shall have any obligation to repair or restore the Property.

     7.5 Mutual Release. Notwithstanding any other provision of this Lease, each party hereby releases the other (and each party for which such other may be responsible) of liability for any damage to the Improvement and the Tenant Equipment, and any inventory and other personal property of Tenant, which is coverable by the insurance described in Section 6.1 above (or which could be covered by such insurance if Tenant were to carry such insurance on the Tenant Equipment, inventory and its other personal property), whether or not such damage is caused by the negligence or other fault of the party so released or any party for which it may be responsible.

                             Article 8. Condemnation

     8.1 Total Taking. In the event of a Taking of the whole or substantially all of the Property, this Lease shall terminate on the date of such Taking, and the Annual Rent and all other sums and charges required to be paid by Tenant hereunder shall be apportioned and paid to the date of such Taking. In the event of any such Taking and notwithstanding the termination of this Lease, Landlord shall receive the entire award. Tenant shall be entitled to any separate award made for the Tenant Equipment or for moving expenses or other statutory benefits provided by the condemning authority.

     8.2 Partial Taking. In the event of a Taking of less than substantially all of the Property, this Lease shall continue in full force and effect, and Tenant shall at Landlord's expense with reasonable diligence (subject to Unavoidable Delays) commence and complete Restoration, except to the extent made unfeasible by any reduction in area of the Land or Improvement caused by such Taking. Annual Rent shall be reduced by an amount equal to the greater of (a) the proportionate area of the Improvement taken or (b) 10.5% of the amount of the award payable to or for the account of Landlord pursuant to subsection
8.2.2. Tenant shall receive any award made in respect of or allocable to the Tenant Equipment. All awards made in respect of or allocable to the Property shall be distributed as follows and in the following order:

          8.2.1 For the purpose of Restoration, in accordance with Section 7.2 as if the same were insurance proceeds; and

          8.2.2  Landlord shall receive the balance of the award.

     8.3 Determination of Total Taking. As used herein, a Taking of substantially all of the Property shall mean a Taking of such portion as renders it in Tenant's good faith business judgment uneconomical or unfeasible to operate the Property for the purpose for which the Property was operated prior to such Taking.

                             Article 9. Alterations

     9.1 General. Tenant shall have the right from time to time during the Term to make, at its expense (except for Alterations which constitute Capital Repairs which shall be paid for as provided in Section 5.4), Alterations in or of the Improvement, subject in all cases to the further provisions of this Article 9 and to all other applicable provisions of this Lease.

     9.2 Consent Required. Except for those covered by Article 5, Tenant shall not make any improvements, alterations, additions or installations in or to the Property (hereinafter referred to as the "Work") without Landlord's prior written consent, provided that (a) with respect to work affecting the base building structural, electrical or mechanical systems or the exterior of the building, Landlord may withhold consent in its sole discretion if the same would change the general character of the Improvement or would materially adversely effect the safety or quality thereof on a basis that is not rectified by the manner in which the changes would be implemented as reflected by the plans and specifications therefor, (b) except for Work covered by clause (a), no consent shall be required for any Work if the estimated cost thereof is equal to or less than $150,000, with such amount increased for Work commenced in 2004 and each calendar year thereafter by the aggregate percentage increase, if any, from June 2002 through the month of October for the year preceding the calendar year in question, in the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items published by the United States Department of Labor, Bureau of Labor Statistics (base year 1982-1984-100), or if publication of such index is discontinued, or if the basis of calculating the index is materially changed, Landlord, with the reasonable approval of Tenant, shall substitute for such index comparable statistics as computed by an agency of the United States government or, if none is available, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by such index and (c) Tenant may from time to time remove all or any part of the mezzanine level of the Improvement without

Landlord's consent, pursuant to plans and specifications and by a general contractor approved by Landlord. Along with any request for Landlord's consent and before commencement of the Work or delivery of any materials to be used in the Work to the Property or the Improvement for which consent is required, Tenant shall furnish Landlord with plans and specifications (which may be preliminary and subject to Landlord's approval of the final plans and specifications prior to commencement of the Work). Tenant agrees to defend and hold Landlord forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with said improvements, alterations, additions or installations.

     9.3 Performance. Unless performed by Tenant's own forces, all Work for which Landlord's consent is required shall be done only by a general contractor reasonably approved by Landlord. Except for Capital Repairs, Tenant shall pay the cost of all Alterations (including a reasonable charge for Landlord's services and for Landlord's inspection and engineering time) and the cost of painting, restoring or repairing the Property and the Property occasioned by the Work. Upon completion of the Work, Tenant shall furnish Landlord with a general contractor's affidavit and full and final waivers of liens and receipted bills covering all labor and materials expended and used. The Work shall comply with all insurance requirements specified below and all Legal Requirements and shall be constructed in a good and workmanlike manner. Tenant shall permit Landlord to inspect construction operations in connection with the Work. Landlord shall not have any right to require Tenant to remove any improvements, alterations, additions or installations installed by Tenant in the Property. No change, alteration, restoration or new construction shall be in or connect the Improvements with any property, building or other improvement located outside the boundaries of the parcel of land described in Exhibit A attached, nor shall the same obstruct or interfere with any existing easement. Tenant shall notify Landlord in writing prior to commencing any alterations, additions or improvements to the Property that have been consented to by Landlord so that Landlord shall have the right to record and post notices of non-responsibility on the Property. Tenant shall keep the Property and the Property free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant, and shall indemnify, protect, defend and hold harmless Landlord from any liens and encumbrances arising out of any work performed or material furnished by or at the direction of Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of and/or defense against the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable as Additional Rent to Landlord by Tenant within twenty (20) days after demand with interest at the Interest Rate accruing from the date paid or incurred by Landlord until reimbursed to Landlord by Tenant.

     Prior to commencing any Work, Tenant shall obtain and maintain, or cause its contractors to obtain and maintain, at its sole cost and expense, during the performance of the Work, workers' compensation insurance covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Property or any interest therein, together with commercial general liability insurance for the mutual benefit of Landlord and Tenant with limits of not less than One Million Dollars ($1,000,000.00), combined single limit or equivalent, and fire insurance with "extended coverage" endorsement required by Article 6 hereof shall be supplemented with "builders risk" insurance on a completed value form or other comparable coverage on the Work. All such insurance shall otherwise conform to the requirements of
Article 6.

     9.4 Permits. Before any Alterations are begun, Tenant shall procure, at its expense (except for Alterations which constitute Capital Repairs as provided in Section 5.1), all necessary licenses, permits, approvals and authorizations from all governmental authorities and shall, on demand, deliver photocopies thereof to Landlord. Upon Tenant's request, Landlord shall join in the application for such licenses, permits, approvals and authorizations whenever such action is necessary. All Alterations shall be made and completed in accordance with all Legal Requirements.

     9.5 No Request or Consent by Landlord. Nothing contained in this Lease shall constitute any consent or request by Landlord, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof.

     9.6 Notice of Non-Responsibility. Before any Alterations are begun, Landlord shall have the right to post and maintain on the Property and to record in the County Recorder's office in the County in which the Property is located any notices of non-responsibility provided for under applicable law.

                         Article 10. Discharge of Liens

     Tenant shall not create, and shall promptly bond or discharge, liens or notices of claims of liens of mechanics and materialmen for work or materials contracted to be supplied to the Property by Tenant which are not being contested in accordance with Article 23.

                           Article 11. Use of Property

     Tenant may use and occupy the Property, in compliance with all Legal Requirements and Insurance Requirements, as and for office, warehouse and distribution purposes and, with Landlord's consent, any other lawful business purpose, together with in each case all uses which are incidental or ancillary to any such permitted primary use and for no other use or purpose whatsoever.

     Tenant shall not suffer any act to be done or any condition to exist on the Property or any part thereof that may, in law, constitute a nuisance, public or private. Tenant shall not commit any waste or damage, disfigurement or injury to the Property or any Improvements hereafter erected thereon, or permit or suffer any overloading of the floors or other use that would place an undue stress on the same or any portion thereof beyond that for which the same was designed

                    Article 12. Entry on Property by Landlord

     Tenant shall, following reasonable notice, permit Landlord and the First Mortgagee and their respective authorized representatives and designees to enter the Property at reasonable times for the purpose of (a) inspecting the same, (b) making any repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make any such repairs or perform any such work or to commence the same within thirty (30) days after notice from Landlord (or without notice in case of emergency), and (c) showing the same to prospective purchasers, mortgagees and, during the last six (6) months of the Term only. Any such entry shall not interfere with operations at the Property and shall be consistent with such reasonable rules as Tenant may prescribe for security, safety and confidentiality purposes. Nothing herein contained shall be construed as imposing any duty upon Landlord and shall not constitute a waiver of Tenant's default in failing to perform any obligation under this Lease.

                        Article 13. Intentionally Omitted

                           Article 14. Indemnification

     14.1 Indemnification. Tenant shall defend, indemnify and save Landlord harmless from and against all liabilities, obligations, damages, fines, penalties, claims, demands, costs, charges, judgments, including, but not limited to, reasonable attorneys' fees, which may be asserted against Landlord to the extent arising as a result of any of the following during the Term:

          14.1.1 Any Alterations;

          14.1.2 The use, non-use, possession, operation or maintenance of the Property;

          14.1.3 Any negligent or tortious act on the part of or any of its agents, contractors, employees, licensees or invitees; and

          14.1.4 Any accident, injury, death or damage to any person or property occurring in or on the Property during the Term. Nothing contained in this
Section 14.1 shall be deemed to require Tenant to indemnify Landlord with respect to any negligent or tortious act or omission of Landlord or any of its agents, contractors, employees, licensees or invitees or to any extent prohibited by law.

     14.2 Survival. The provisions of this Article 14 shall survive the expiration or sooner termination of this Lease.

                              Article 15. Transfers

     15.1 By Landlord. Landlord may, subject to this Lease, sell the Property in, and only in, its entirety.

     15.2 By Tenant.

     (a) Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, (i) transfer, pledge, mortgage or assign this Lease or any interest hereunder; or (ii) permit any assignment of this Lease by voluntary act, operation of law or otherwise. Tenant shall seek such written consent of Landlord by a written request therefore, setting forth such information as Landlord may reasonably deem necessary, which information Landlord agrees to hold confidential and to use solely for the purpose of determining whether or not to grant or withhold consent. Landlord will, upon request, enter into such confidentiality agreement with the proposed assignee as such assignee shall reasonably request in connection with such information. Tenant shall, by notice in writing, advise Landlord of Tenant's intention, from, on and after a stated date (which shall not be less than ten (10) days after the date of Tenant's notice), to assign this Lease. Tenant's notice shall include the terms of the proposed assignment and shall state the name and address of the proposed assignee. If then available, a true and complete copy of the proposed assignment shall be delivered to Landlord with Tenant's notice.

     (b) Tenant may sublet the Property or any part thereof without Landlord's consent, but Tenant shall pay to Landlord, if, as and when actually received, fifty percent (50%) of all net profit derived by Tenant from any subletting to a party (other than an Exempt Transferee as defined in (g) below) as determined and payable from time to time. For purposes of the foregoing, net profit shall mean the amount of all net fixed rent payable by such subtenant in excess of the Annual Rent payable by Tenant under this Lease after first deducting therefrom all costs incurred by Tenant in regard to the sublease, including legal fees, commissions, brokerage commissions, marketing expenses, professional or consultant fees, the cost of holding the subleased space during the time it was marketed for sublease by Tenant, the aggregate unamortized amount of improvements made to the Property and reasonably allocable to the portion of the Improvement that will be subleased, whether before or during the Term by any Exempt Transferee, concessions, inducements and allowances, provided that if the sublease rents are fully or partially "gross" then an adjustment shall be made by Tenant, acting reasonably, to reflect as fairly as reasonably possible a comparison of the net, fixed Annual Rent to the equivalent rent under the sublease.

     (c) Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord, a complete statement, setting forth in reasonable detail the computation of all net profit derived from such subletting, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord and its authorized representatives shall be given access at all reasonable times to the books, records and papers of Tenant relating to any such subletting, and Landlord shall have the right to make copies thereof. The percentage of Tenant's net profit due Landlord hereunder shall be paid by Tenant to Landlord within twenty (20) days of receipt by Tenant of payments made from time to time by such subtenant to Tenant.

     (d) Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder. The subtenant or assignee shall agree in a form satisfactory to Landlord to agree to be obligated for, comply with, and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee.

Consent by Landlord to any assignment of this Lease shall not be a waiver of Landlord's rights under this Article as to any subsequent assignment.

     (e) Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be of no effect and void. Landlord's right to assign its interest in this Lease shall remain unqualified. Landlord may make a reasonable charge to Tenant for any reasonable attorneys' fees or expenses incident to a review of any documentation related to any proposed assignment or subletting by.

     (f) The consent of Landlord to an assignment may be withheld if the financial strength of the proposed assignee is not adequate to reasonably assure payment of the rent under the Lease, and no guarantee from a creditworthy party is offered to supplement the assignee's financial strength on a basis reasonably approved by Landlord.

     (g) Notwithstanding anything contained herein to the contrary, Tenant may, without the consent of Landlord, at any time assign or otherwise transfer this Lease or any portion thereof to any parent, subsidiary or affiliate corporation or entity of Tenant; any corporation resulting from the consolidation or merger of Tenant into or with any other entity; or any person, firm, entity or corporation acquiring all or substantially all of Tenant's assets or of the assets of any division operated at the Property by Tenant or any parent, subsidiary or affiliate corporation or entity (each, an "Exempt Transferee"). As used herein, "affiliate corporation or entity" means a person or business entity, corporate or otherwise, that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Tenant. The word "control" means the right and power, direct or indirect, to direct or cause the direction of the management and policies of a business entity, corporation or otherwise.

                        Article 16. Estoppel Certificates

     Each party hereto agrees from time to time, upon not less than twenty (20) days prior notice from the other, to execute, acknowledge and deliver, without charge, to the other or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), the dates to which the Annual Rent and other sums and charges payable hereunder have been paid, the amount of the Annual Rent, that to its best knowledge there are no claims against the other hereunder (or if there are any such claims, specifying the same) and that to its best knowledge the other party is not in default and there exists no circumstance which with the giving of notice or lapse of time, or both, would constitute a default (or if such party is aware of any such default or circumstance specifying the same).

                               Article 17. Default

     17.1 Events of Default; Termination. If any one or more of the following events ("Events of Default") shall happen, then and in any such event, Landlord may give notice to Tenant specifying such Event or Events of Default and stating that this Lease and the Term shall expire and terminate on the date specified in such notice, and on such date, unless such specified Event or Events of Default shall have been cured, this Lease shall terminate and Tenant shall remain liable as hereinafter provided:

          17.1.1 Any Annual Rent payable under this Lease shall not be paid within ten (10) days after written demand therefor;

          17.1.2 Tenant shall fail duly to pay any other monetary obligation when due or observe or perform any of the other terms, conditions, covenants or agreements required to be observed or performed by it under this Lease and such failure shall continue for a period of thirty (30) calendar days following written notice of such failure, or, in the case of a default which cannot with due diligence be cured within such period of thirty (30) days, the Tenant fails to proceed with due diligence within such period of thirty (30) days to commence to cure the same and thereafter to prosecute the curing of such default with due diligence;

          17.1.3 Tenant shall make an assignment for the benefit of creditors generally; or

          17.1.4 Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law is instituted by or against the Tenant, and if instituted against the Tenant, is consented to or acquiesced in by the Tenant or is not dismissed within ninety (90) days.

     17.2 Repossession. Upon or at any time after an Event of Default and whether or not this Lease shall have been terminated pursuant to Section 17.1, Landlord may enter upon and repossess the Property (said repossession being hereinafter referred to as "Repossession") by summary proceedings or ejectment, and may remove Tenant and all other persons therefrom.

     17.3 Reletting. From time to time after the Repossession of the Property, Landlord may relet the Property for the account of Tenant in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such terms (which may include concessions or free rent) and for such uses as Landlord may in its reasonable business judgment determine, and may collect and receive the rent therefor. Landlord shall not be responsible or liable for any failure to collect any rent due upon any such reletting.

     17.4 Survival of Obligations; Current Damages. No termination of this Lease pursuant to Section 17.1 and no Repossession of the Property pursuant to Section
17.2 or otherwise shall relieve Tenant of its obligation to pay Annual Rent or any of its other obligations under this Lease, all of which shall survive any such termination or Repossession. In the event of any such termination or Repossession, whether or not the property shall have been relet, Tenant shall pay to Landlord the Annual Rent and other sums and charges to be paid by Tenant up to the time of such termination or Repossession, and thereafter, until the end of what would have been the Term in the absence of such termination or Repossession, shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default, the equivalent of the amount of the Annual Rent and such other sums and charges which would be payable under this Lease by if this Lease were still in effect, less the net proceeds, if any, of any reletting effected pursuant to the provisions of Section 17.3, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses legal expenses, attorneys' fees alteration costs, and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Annual Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover the same from Tenant on each such day. At any time after such termination or Repossession, whether or not Landlord shall have collected any current damages as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then net present value of the excess of the Annual Rent reserved under this Lease from the day of such termination or Repossession for what would be the then unexpired Term if the same had remained in effect, over the then net present value of the fair market rent for the Property for the same period, said net present worth to be arrived at on the basis of reasonable estimates of Landlord as to Annual Rent and fair market rent, discounted at a rate equal to 2% plus the discount rate of the Federal Reserve Bank for the district in which the Property is located.

     17.5 No Waiver. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.

     17.6 Attorney Fees; Survival. In any action or proceeding between Landlord and Tenant to enforce or interpret this Lease, the prevailing party shall be entitled to recover all legal costs and attorney fees incurred in connection therewith. The provisions of this Article 17 shall survive the expiration or sooner termination of this Lease.

                      Article 18. Surrender of the Property

     18.1 Surrender. Upon the expiration or sooner termination of this Lease, Tenant shall quit and surrender the Property, in the condition required to be maintained in accordance with this Lease, to Landlord without any payment therefor by Landlord without delay, free and clear of all lettings and occupancies (except those, if any, to the continuance of which after such termination Landlord shall in writing then consent or shall in writing theretofore have consented). Upon such expiration or termination of this Lease, any personal property or trade fixtures owned by Tenant which shall remain on the Property after the expiration or termination of this Lease may, at the option of Landlord, be deemed to have been abandoned, and may either be retained by Landlord as its property or be disposed at Tenant's expense or without accountability, as Landlord may see fit, provided that if Landlord shall store or warehouse any such property for any period of time it shall first provide notice to Tenant thereof and of the items in question, and, Tenant shall reimburse Landlord for all expenses reasonably incurred in connection therewith, which obligation shall survive any such expiration or termination of this Lease.

     18.2 Removal of Tenant Equipment. In connection with the surrender of the Property pursuant to Section 18.1, Tenant shall be entitled to remove the Tenant Equipment and shall repair any damage to the Improvement caused by such removal, provided that Tenant shall not be required to repair any damage to finish work or minor holes in walls or partitions or to remove any cables or lines from conduits.

     18.3 Survival. The provisions of this Article 18 shall survive the expiration or sooner termination of this Lease.

                         Article 19. No Merger of Title

     There shall be no merger of Tenant's interest in this Lease nor of the leasehold estate created by this Lease with the fee estate in the Property or any part thereof by reason of the fact that the same person may acquire or own or hold, directly or indirectly, (a) Tenant's interest in this Lease or the leasehold estate created by this Lease or any interest therein and (b) the fee estate in the Property or any part thereof or any interest therein, and no such merger shall occur unless and until all persons, including the First Mortgagee, if any, then having an interest in, which interest shall have been voluntarily created by the holders of, the ownership interests described in (a) and (b) above, shall join in a written instrument effecting such merger and shall duly record the same.

                           Article 20. Quiet Enjoyment

     Landlord covenants that Tenant shall quietly have, hold and enjoy the Property during the Term without hindrance or molestation, subject only to
Article 17.

                       Article 21. Performance for Tenant

     21.1 Performance. If Tenant shall at any time fail to make any payment or perform any act on its part to be made or performed hereunder, then Landlord, after ten (10) days notice to Tenant, except when other notice is expressly provided for in this Lease (or without notice in case of an emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to) make such payment or perform such act, and may enter upon the Property for any such purpose, and take all such action thereon as may be necessary therefor.

     21.2 Payment. All sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Interest Rate, from the respective dates of Landlord's making of each such payment or incurring of each such cost and expense, and reasonable attorney fees incurred by Landlord in connection therewith or in enforcing its rights hereunder, shall be paid by Tenant to Landlord on demand as additional rent hereunder.

     21.3 Survival. The provisions of this Article 21 shall survive the expiration or sooner termination of this Lease.

                              Article 22. Notices

     All notices, requests, demands, consents, approvals, and other communications which may or are required to be served or given hereunder (for the purposes of this Article collectively called "Notices") shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive such Notice at the following addresses:

        If to Landlord:            IRET Properties
                                   P.O. Box 1988
                                   Minot, ND 58702-1988
                                   Attention:  General Counsel

        If to Tenant:              c/o Wilsons The Leather Experts, Inc.
                                   7401 Boone Avenue North
                                   Brooklyn Park, MN 55428
                                   Attention:  Director, Legal Services

        With a copy to:            Rosedale Wilsons
                                   c/o Wilsons The Leather Experts, Inc.
                                   7401 Boone Avenue North
                                   Brooklyn Park, MN 55428
                                   Attention:  Director, Legal Services

Either party may, by Notice given as aforesaid, change its address for all subsequent Notices, except that neither party may require Notices to it to be sent to more than two addresses. Mailed Notices shall be deemed given when mailed in the manner aforesaid, provided that in the case of a notice of default to Tenant the same shall be deemed given only upon actual receipt by Tenant.

                              Article 23. Contests

     23.1 Contest; Conditions. After written notice to Landlord, Tenant may at its expense contest, by appropriate proceedings conducted in good faith and with due diligence (all such proceedings together with appeals therefrom being hereinafter referred to as "Contests") the amount, validity or application, in whole or in part, of any lien, encumbrance, charge or any other adverse claim (hereinafter collectively "claims") provided that:

          23.1.1 In the case of an unpaid claim, such Contest shall operate to suspend the collection of the same from Landlord and Tenant therein;

          23.1.2 Tenant shall have furnished such security, if any, as may be required in the proceedings;

          23.1.3 Neither Landlord nor Tenant shall be subject to any civil or criminal penalty by reason of such Contest regardless of whether or not such Contest is successful; and

          23.1.4 Neither the Property nor any part thereof nor any interest therein shall be, in the reasonable opinion of Landlord, in imminent danger of being forfeited or lost.

During the period Tenant carries forward any such Contest in good faith, Tenant shall be relieved from its obligations herein contained to pay the claims, or to clear the liens with respect to which such contest is conducted. If and to the extent Tenant shall not prevail in any such Contest, Tenant shall immediately pay and discharge the claim in question to such extent.

     23.2 All Such Contests. All such Contests may be brought by Tenant in the name of Tenant or, if necessary, in the name of Landlord or Tenant and Landlord, as may be appropriate, but in any event at Tenant's sole cost and expense. Each party agrees to cooperate with the other in such Contests, short of the payment of money with respect thereto, except where this Lease otherwise requires payment by Tenant. Each party will endorse such pleadings, checks and other documents as will be appropriate to carry out the purposes of this Article 23. This Article does not apply to Impositions, the contest of which shall be governed by Section 4.2.

        Article 24. Tenant's Right to Cure Defaults Under First Mortgage

     If Landlord shall default in the payment of any monies required to be paid under the First Mortgage or shall fail to perform any other term or provision thereof (provided that the performance of the same is not the obligation of Tenant under this Lease), then, upon twenty (20) days prior written notice to Landlord (except in the case of emergency, when no notice shall be required), Tenant may, but shall not be obligated to, make such payment directly to the First Mortgagee or perform such term or provision and in any such event Tenant shall be entitled to credit the amount of such payment and the cost of such performance against Annual Rent hereunder, and the installments thereof, next coming due hereunder.

                  Article 25. Subordination and Non-Disturbance

     Tenant agrees that, upon the request of Landlord made in writing, Tenant will subordinate this Lease to the First Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that the First Mortgagee shall enter into a binding agreement (the "Non-Disturbance Agreement") with Tenant providing that Tenant shall not be disturbed in its possession of the Property or its rights hereunder terminated or impaired by the First Mortgagee, purchaser at foreclosure or other such party and that this Lease shall continue in full force and effect following any foreclosure thereof or any deed given in lieu thereof, except that this Lease may nonetheless be terminated pursuant to the provisions of this Lease providing for such termination, including without limitation pursuant to Article 17. In the event the First Mortgagee or other purchaser at foreclosure sale succeeds to the interest of Landlord under this Lease, Tenant will automatically become the Tenant of and shall be deemed to have attorned to such successor in interest as Landlord under this Lease without change in the terms or provisions of this Lease, provided, however, that such successor in interest shall not be bound by any amendment or modification of this Lease made after Tenant enters into the Non-Disturbance Agreement without the written consent of such First Mortgagee or such successor in interest. Upon written request by such successor in interest, Tenant and such successor shall execute and deliver an instrument or instruments whereby Tenant confirms the attornment herein provided for and in which such successor shall acknowledge its obligations and responsibilities to Tenant under the Lease and, with respect thereto, shall recognize this Lease and the tenancy hereunder of Tenant.

                            Article 26. Miscellaneous

     26.1 Consent. Except where specifically otherwise provided, in any case under this Lease which requires consent or approval such consent or approval shall not be unreasonably withheld, conditioned or delayed.

     26.2 Short Form Lease. If requested by Tenant, Landlord and Tenant shall enter into a short form or memorandum of lease in form and substance reasonably acceptable to Landlord and Tenant for the purpose of reflecting on the record title to the Land, Tenant's leasehold estate and other rights under this Lease.

     26.3 Miscellaneous. If any term of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. This Lease may be changed, waived, discharged or terminated only by an instrument in writing signed by the then owners of the Landlord and Tenant interests herein. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The headings of this Lease are for purposes of reference only and shall not limit or define the meaning hereof. This Lease may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.

     26.4 Arbitration of Disputes. In each case where arbitration is specifically provided for under Article 5, the same shall be conducted pursuant to this Section 26.4 and shall be binding on the parties hereto and their successors and assigns.

     Arbitration will be conducted pursuant to the provisions of this Lease, and the Commercial Arbitration Rules of the American Arbitration Association, unless such Rules are inconsistent with the provisions of this Lease. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitration panel and may be disposed of by the panel.

     The arbitrators shall have the authority to award any remedy or relief that a court of this state could order or grant, including, without limitation, equitable remedies, rescission, specific performance of any obligation created under this Lease, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process; provided, however, that punitive or exemplary damages shall not be awarded by the arbitrators or by any court. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees, including the arbitrators' fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and reasonable attorneys' fees.

          IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the day and year first above written.

IRET Properties, a North Dakota Limited Partnership
By: IRET, Inc.
Its: General Partner



/s/ Thomas A. Wentz Sr.
----------------------------------
By: Thomas A. Wentz Sr.
Its: President


STATE OF NORTH DAKOTA)
                     )ss.
COUNTY OF WARD       )

          The foregoing instrument was acknowledged before me this 21st day of June, 2002, by Thomas A. Wentz Sr., the President of IRET, Inc., a North Dakota corporation, the general partner of IRET Properties, a North Dakota limited partnership, on behalf of the partnership.

/s/ Michelle R. Saari
-----------------------------------------------
Notary Public

BERMANS THE LEATHER EXPERTS, INC.



By:  /s/ Peter G. Michielutti
    ------------------------------------------------
Its  Senior Vice President and Chief Financial Officer
    --------------------------------------------------




And By: /s/ Corrine G. Lapinsky
        --------------------------------------------
Its  Secretary
    ---------------------------------------


STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )

            The foregoing instrument was acknowledged before me this 21st day of June, 2002, by Peter G. Michielutti, the Chief Financial Officer and by Corrine
G. Lapinsky, the Corporate Secretary of Bermans The Leather Experts, Inc., a Delaware corporation, on behalf of the corporation.

                                       /s/ Casey Fox
                                       -----------------------------------------
                                       Notary Public

THIS INSTRUMENT WAS DRAFTED BY:

Faegre & Benson LLP (TMM)
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Phone: (612) 766-7000

                                    EXHIBIT A

                                LEGAL DESCRIPTION

The East 1000 feet of the Southeast Quarter of the Northwest Quarter of Section 30, Township 119, Range 21 except the South 560 feet thereof and except that part thereof lying North of a line drawn parallel with and distant 1350.20 feet South of the North line of the Northwest Quarter of said Section 30.

Together with an easement for road purposes over the East 30 feet of the North 130 feet of the South 395 feet of the West 330 feet of Government Lot 2 of
Section 30, Township 119, Range 21, as shown in deed Document No. 435117.

All situate in Hennepin County, Minnesota

Torrens Property

Torrens Certificate No. 696908

                                    EXHIBIT B

                                TENANT EQUIPMENT

Distribution Center sortation, packing and shipping systems and related equipment

Distribution Center racking

Distribution Center forklifts, truck lifts and other such equipment

Distribution Center pallets, movable shelving and other storage fixtures not affixed to the building

Office furniture and decor, in both the Home Office and Distribution Center

Cubicle work stations in Home Office and Distribution Center

All computer equipment, including but not limited to servers, PCs, monitors and related equipment

Computer room HVAC equipment

All telephones and related equipment, including routers and boxes

All copiers, fax machines, CAD systems, blueprint machines and other office equipment

All filing cabinets and movable storage shelving

All machinery and equipment in the lunchroom area, either owned or leased by Tenant

All machines and equipment in the fitness room

Garment hanger grids and garment fixtures in sample rooms and throughout building

All picnic tables, flower pots, grills and other outdoor decor items

Two (2) large stone camels

Portable smoking hut

                                      B-1